As filed with the Securities and Exchange Commission on September 12, 1997
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------
                                ORTHOLOGIC CORP.
             (Exact name of registrant as specified in its charter)

               Delaware                                      86-0585310
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                    Identification No.)


               2850 South 36th Street #16, Phoenix, Arizona 85034
               (Address of Principal Executive Offices) (Zip Code)
                                    --------
                     ORTHOLOGIC CORP. 1997 STOCK OPTION PLAN
                            (Full title of the plan)
                                    --------

         Allan M. Weinstein                              Copy to:
       Chief Executive Officer                      P. Robert Moya, Esq.
          ORTHOLOGIC CORP.                            QUARLES & BRADY
     2850 South 36th Street, #16                 One East Camelback Road
       Phoenix, Arizona  85034                           Suite 400
                                               Phoenix, Arizona 85012-1659
                     (Name and address of agent for service)
                                   ----------
                                 (602) 437-5520
          (Telephone number, including area code, of agent for service)
                                    --------

                                              CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          Proposed              Proposed
                                                                           maximum               maximum
                                                   Amount to be      offering price per    aggregate offering       Amount of
     Title of securities to be registered           registered              share                 price         registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0005 par value per share(1)    1,040,000 shares(2)         (3)(4)           $6,062,500.00(3)        $1,837.12
====================================================================================================================================

(1) This registration includes a right to purchase one one-hundredth of a share of Series A Preferred Stock appertaining to each share of Common Stock covered hereby pursuant to a Rights Agreement, dated as of March 6, 1997, between Orthologic Corp. and Bank of New York.

(2) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting Registrant Common Stock. This Registration Statement therefore covers, in addition to the above-stated shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price of $600,000.00 for the 120,000 shares underlying outstanding options, and (ii) as to the remaining 920,000 shares available, 5-15/16 per share, which is the average of the high and low sales prices of Registrant Common Stock on September 8, 1997 as reported in the Nasdaq National Market.

(4) The actual offering price will be determined in accordance with the terms of the Plan. However, with respect to an incentive stock option, in no event shall such price be less than 100% of the fair market value of Registrant Common Stock on the date on which the option is granted.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Information specified in Part 1 of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(3) under the Securities Act of 1933.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Orthologic Corp. (the "Registrant") (Commission File No. 0-21214) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K and 10-K/A, Amendment No. 1, for the fiscal year ended December 31, 1996;

         (b)     (i)    The  Registrant's  Quarterly Report on Form 10-Q for the
                        quarterly period ended March 31, 1997;

                 (ii) The Registrant's Current Report on Form 8-K for February 21, 1997 reporting under Item 5 the declaration of rights to purchase one one-hundredth of a share of Series A Preferred Stock for each outstanding share of Common Stock;

                 (iii) The Registrant's Current Report on Form 8-K for March 3, 1997 reporting under Item 2 the acquisition of substantially all of the assets and business and assumption of certain liabilities of Toronto Medical Corp.;

                 (iv) The Registrant's Current Report on Form 8-K/A, Amendment No. 1, for March 3, 1997 reporting under Item 7 certain financial statements and exhibits related to the acquisition of substantially all of the assets and business and the assumption of certain liabilities of Toronto Medical Corp.;

                 (v) The Registrant's Current Report on Form 8-K/A, Amendment No. 2, for March 3, 1997 reporting under Item 7 additional financial statements and exhibits related to the acquisition of substantially all of the assets and business and the assumption of certain liabilities of Toronto Medical Corp.;

                 (vi) The Registrant's Current Report on Form 8-K for March 12, 1997 reporting under Item 2 the acquisition of certain assets and assumption of certain liabilities of Danninger Medical Technology, Inc.;

                 (vii) The Registrant's Current Report on Form 8-K/A, Amendment No. 1, for March 12, 1997 reporting under Item 7 financial statements and exhibits related to the acquisition of certain assets and the assumption of certain liabilities of Danninger Medical Technology Inc.;

                 (viii) The  Registrant's  Quarterly Report on Form 10-Q for the
                        quarterly period ended June 30, 1997;

                 (ix) The Registrant's Current Report on Form 8-K for August 21, 1997, reporting under Item 5 changes in senior management and under Item 7 a press release relating thereto.

         (c)     (i)    The description of Registrant  Common Stock contained in
                        Item 1 of the  Registrant's  Registration  Statement  on
                        Form 8-A filed under the Securities Exchange Act of 1934
                        (the  "1934  Act")  with  the  Securities  and  Exchange
                        Commission  on January  29, 1993 (and any  amendment  or
                        report   filed  for  the   purpose  of   updating   such
                        description), which registration statement incorporates such description from the Registrant's Amendment No.2 to Registration Statement on Form S-1 filed on January 25,
                        1993.

                 (ii) The description of Registrant's Rights to Purchase 1/100 of a Share of Series A Preferred Stock contained in Item 1 of Registrant's Registration Statement on Form 8-A filed under the 1934 Act with the Securities and Exchange Commission on March 6, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

         Not applicable.  See Item 3(c) above.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the General Corporation Law further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for violations of a director's duty of care. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Registrant's Certificate of Incorporation contains such a provision.

         The Registrant's Bylaws provide that the Registrant shall indemnify officers and directors to the full extent permitted by and in the manner permissible under the laws of the State of Delaware.

         The Registrant maintains a directors' and officers' liability insurance policy with a policy limit of $2,000,000 and coverage for, among other things, liability for violations of federal and state securities laws.

         The Registrant has entered into indemnity agreements with its directors and officers for indemnification of and advance of expenses to such persons to the full extent permitted by law. The Registrant intends to execute such indemnity agreements with its future officers and directors.

         The holders of Registrant capital stock or warrants to purchase capital stock who have contractual registration rights are required to be indemnified by the Registrant against losses, claims, damages or liabilities arising out of any untrue statement of a material fact or omission thereof in a Registration
Statement under the Securities Act of 1933. The Registrant's obligation to indemnify such holders includes the officers, directors and partners of such holders, some of whom are currently directors of the Registrant. The Registrant shall not be liable for any such indemnity to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or material omission in reliance upon and in conformity with written information furnished by such person to the Registrant, specifically for use therein.

         The indemnification provided as set forth above is not exclusive of any rights to which a director or officer of the Registrant may be entitled. The general effect of the forgoing provisions may be to reduce the circumstances in which a director or officer may be required to bear the economic burdens of the forgoing liabilities and expenses.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Reference is made to the indemnification  provisions referred to in
Item 6 of this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on September 11, 1997.

ORTHOLOGIC CORP.
(Registrant)

By:      /s/ Allan M. Weinstein
   ----------------------------------
     Allan M. Weinstein
     Chief Executive Officer

                               ------------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allan M. Weinstein and Allen R. Dunaway and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person                                               Title                                                      Date
------                                               -----                                                      ----

                                                     Chief Executive Officer and                         September 11, 1997
          /s/ Allan M. Weinstein                     Director (Principal Executive Officer)
--------------------------------------------
Allan M. Weinstein


          /s/ John M. Holliman III                   Chairman of the Board and Director                  September 11, 1997
--------------------------------------------
John M. Holliman, III


          /s/ Fredric J. Feldman                     Director                                            September 11, 1997
--------------------------------------------
Fredric J. Feldman


          /s/ Elwood D. Howse, Jr.                   Director                                            September 11, 1997
--------------------------------------------
Elwood D. Howse, Jr.


          /s/ Augustus A. White III, M.D.            Director                                            September 11, 1997
--------------------------------------------
Augustus A. White, III


          /s/ Allen R. Dunaway                       Vice President and Chief Financial                  September 11, 1997
--------------------------------------------         Officer (Principal Financial and
Allen R. Dunaway                                     Accounting Officer)

                                ORTHOLOGIC CORP.
                               (the "Registrant")
                          (Commission File No. 0-21214)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

Exhibit          Description                               Incorporated Herein by Reference                   Filed Herewith
Number                                                     To

4.1              Amended and Restated Certificate          Exhibit 3.1 to the Registrant's
                 of Incorporation of the Registrant        Form 10-Q for the quarter ended
                                                           March 31, 1996

4.2              Bylaws of Registrant                      Exhibit 3.4 to Registrant's
                                                           Amendment No. 2 to Registration
                                                           Statement on Form S-1 (No. 33-
                                                           47569) filed with the SEC on
                                                           January 25,1993 ("January 1993 S-
                                                           1")

4.3              Specimen Common Stock                     Exhibit 4.1 to January 1993 S-1
                 Certificate

4.4              Rights Agreement dated as of              Exhibit 4.1 to the Registrant's
                 March 4, 1997 between Registrant          Registration Statement on Form 8-A
                 and Bank of New York, and                 filed with the SEC on March 6,
                 Exhibits A, B and C thereto               1997

5                Opinion of Counsel                                                                                  X

23.1             Consent of Deloitte & Touche LLP                                                                    X

23.2             Consent of Ernst & Young                                                                            X

23.3             Consent of Counsel                                                                   Included in Exhibit 5
                                                                                                      above

24               Powers of Attorney                                                                   Signatures Page to this
                                                                                                      Registration Statement

99.1             OrthoLogic Corp. 1997 Stock               Exhibit 4.5 to the Registrant's
                 Option Plan                               Form 10-Q for the quarter ended
                                                           June 30, 1997

                                      EX-1